Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Oracle Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share, issuable in respect of assumed Cerner Corporation stock options	Rule 457(h)	315,028	$46.36(3)	$14,604,698	$0.0000927	$1,354

Equity	Common Stock, par value $0.01 per share, issuable in respect of assumed Cerner Corporation restricted stock units	Rule 457(c) and Rule 457(f)	5,444,655	$64.93(4)	$353,521,449	$0.0000927	$32,771

Total Offering Amounts					$368,126,147		$34,125

Total Fee Offsets							—

Net Fees Due							$34,125

(1)

This Registration Statement (the “Registration Statement”) registers the issuance of the common stock of Oracle Corporation (the “Registrant”), par value $0.01 (the “Common Stock”) issuable pursuant to equity awards assumed by the Registrant as a result of the consummation on June 8, 2022, of the transaction contemplated by the Agreement and Plan of Merger, dated as of December 20, 2021, among the Registrant, Cerner Corporation, OC Acquisition LLC and Cedar Acquisition Corporation.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, on the basis of the weighted average exercise price per share of the outstanding stock options.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (f) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 13, 2022.